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                           AGREEMENT
                     FOR SALE AND PURCHASE
                       OF BUSINESS ASSETS


       This   AGREEMENT  (the  "Agreement"),  dated  as  of   the
24 th day of   May        1996), is entered into by and among ATC
ENVIRONMENTAL INC., a Delaware corporation with its principal place of business at 104 East 25th Street, New York, New York 10010 (the "Purchaser"); AMERICAN TESTING AND ENGINEERING CORPORATION, an Indiana corporation with its principal place of business at 8665 Bash Street, Indianapolis, IN 46256-1202 (the "Seller"); and Seller's founder and principal shareholder, GERALD
D. MANN, a Florida resident, as an individual ("Mr. Mann").

     The Purchaser desires to purchase certain business assets of Seller in exchange for cash and other consideration as hereinafter provided, and Seller and Mr. Mann desire to effect such asset purchase through sale in accordance with the covenants and terms of this Agreement.


                I.   SALE AND PURCHASE OF ASSETS

               1.01  Basic Terms of Sale and Purchase of Assets

      On the basis of the representations, warranties, covenants, and agreements in this Agreement and subject to the terms and conditions of this Agreement:

(a) At Closing, Seller agrees to sell, convey, assign, deliver and transfer to Purchaser, and Purchaser agrees to acquire, accept and purchase from Seller, all of Seller's properties and assets (except those assets expressly excepted from this sale and purchase in 1.01 (d)) including, but not limited to, the assets as set forth below, tangible and intangible, personal and mixed, known or unknown, vested or contingent, wherever any and all of such properties and assets shall be located (such assets to be purchased by Purchaser from Seller, whether or not itemized below, are collectively referred to as the "Purchased Assets"):

     (1) All of Seller's supply inventory, including but not limited to field supplies, laboratory supplies, office supplies, processing supplies, labeling supplies, packaging and shipping materials and selling and promotional materials.

     (2)   All  of  Seller's  right, title and  interest  to  its
     telephone  and  fax  numbers.   Purchaser  shall  have   the
     exclusive right to apply for changes in such numbers or in their location.

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(3)   All of Seller's interest in real property leases which
     are assumed as Assumed Liabilities (as defined in 1.02) ("Assumed Premises Leases") and all rights to pre-payments and/or deposits pertaining to the Assumed Premises Leases. The Assumed Premises Leases are listed in Schedule 1.01(a)(3)(i) while the remaining real property leases of Seller ("Non-Assumed Leases") are listed in Schedule 1.01(a)(3)(ii).

     (4) All right, title and interest in and to all of Seller's customer contracts and agreements, whether written or oral ("Customer Contracts"), customer business arrangements and relationships. At Closing, Seller shall deliver copies of all of the Customer Contracts by surrendering possession of them to Purchaser at their then current location.

     (5) All right, title and interest in contracts and subcontracts of Seller other than Customer Contracts which are assumed by Purchaser as Assumed Liabilities ("Assumed
     Contracts").

     (6) All right, title, and interest in, including the exclusive right in perpetuity to the use of, the names "ATEC Associates, Inc.," "ATEC," any other fictitious names utilized as business names by Seller or any customarily utilized portion or abbreviation thereof, either alone or in conjunction with other words; and all right, title and interest in any other trade names, trademarks, logos, service names and service marks, the goodwill associated therewith and all registrations and applications in connection therewith associated with Seller's business except the name "American Testing and Engineering Corporation" (Schedule 1.01(a)(6) includes a list of names to which Purchaser shall acquire a right of exclusive use and a list of entities and names which Seller or its related parties will retain).

     (7) Seller's business records which exist on paper and on any and all electronic media such as computer hard drives, diskettes or magnetic tape, including (but not necessarily
     limited   to)  accounting  records,  job  files,   invoices,
     correspondence, sales records, technical records, customer records and other data and records relating to sales, customers, the Purchased Assets and the Assumed Liabilities, as are necessary to enable Purchaser to carry out its obligations under the Assumed Liabilities, to realize the value from the Purchased Assets, and to conduct the business associated with the Purchased Assets and Assumed Liabilities ("Records"). Seller shall deliver possession of the Records at Closing (as defined in 8.01) at their then current
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     location.  Seller shall deliver to Purchaser a copy  of  the
     AIMS system back-up tape for the date of execution of this Agreement and a copy of the back-up tape as of the Effective Time.

     (8) All of Seller's right, title, interest or proprietary interest claims in and to any patents or unpatented proprietary technology or processes used by or developed for use or sale by Seller (listed on Schedule 1.01(a)(8)).

     (9) All of Seller's right, title, interest or proprietary interest claims in and to all copyrights (listed on Schedule 1.01(a)(9)) and in and to all reports, forms, archives, data bases, studies, methods, research, technical and other books, manuals, videos, scripts, recordings, training materials, journals, handbooks, and all other intellectual property in whatever form used in Seller's business, whether or not copyrighted or proprietary to Seller.

     (10) All of Seller's right, title, interest or proprietary interest claims in and to any and all business or technical computer software associated with Seller's business or the subject matter thereof and all system manuals and supporting materials related to such software (each material software system is listed on Schedule 1.01(a)(10)); provided that any such software for which Seller is obligated to pay royalties or license fees to a party not a party to this Agreement or which contains assignability restrictions shall be acquired by Purchaser only to the extent assumed as an Assumed Liability.

     (11)  Seller's  complete customer list  and  contact  lists.
     Upon execution of this Agreement and at Closing, Seller shall deliver as Schedule 1.01(a)(11)(i) hereto a complete list of all known past (within previous three years) and current customers. The list shall include only such summary information as is readily available on Seller's AIMS system. Seller will provide no schedule of customer contacts. At Closing, Seller will provide as Schedule 1.01(a)(11)(ii) a schedule detailing its order backlog. This schedule will include the customer's name, project name, order amount, amount billed to date and backlog amount. Schedule 1.01(a)(11)(i) and (ii) will not be attached hereto but will be delivered separately.

     (12) Seller's vendor list and all of Seller's right, title and interest in contracts with vendors which are assumed by Purchaser as Assumed Liabilities.

     (13) All accounts receivable and all unbilled work in process (whether or not booked as revenue or included on any
     schedule).   An aging report of accounts receivable  current
     to the Effective Time (as defined in 8.01) shall be provided as Schedule 1.01(a)(13)(i). An aging report of the
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     work in process that will be recorded on the Closing Balance
     Sheet  (see 2.03) shall be provided on Schedule (a)(13)(ii).
     Schedule 1.01(a)(13)(i) shall be provided to Purchaser on the next business day following the Closing Date. Schedule 1.01(a)(13)(ii) shall be provided to Purchaser as part of the Closing Financial Statements (as defined in 2.03(a)).

     (14) All cash, securities, bank accounts, deposits, proceeds, refunds (except income tax refunds), other monetary or investment assets, prepaid expenses (including any refunds thereof) and other current assets of Seller (listed on Schedule 1.01(a)(14)).

     (15)  All  of  Seller's right, title and interest  in  those
     specific   personal  property  leases  assumed  as   Assumed
     Liabilities.

     (16) Seller's construction in progress.

     (17) All of Seller's rights under employment agreements with employees who are not employed by Purchaser but without warranty on the part of or recourse against Seller and with full indemnification of Seller by Purchaser against any claims of ex-employees against Seller as a result of Purchaser's exercise or attempted exercise of rights under such agreements as set forth in 1.03(b). This assignment of rights shall not operate to shift any obligations under such agreements to Purchaser except to the extent they are expressly assumed as Assumed Liabilities under the Assumption Agreement.

     (18) To the extent assignable, all licenses, permits, accreditations, registrations, approvals and the like of governmental agencies and other licensing or accrediting entities.

Seller agrees to use its best efforts to provide complete information on the schedules provided for in this 1.01(a) on the date provided. However, the omission of any item shall not operate to exclude the omitted item from the sale, delivery and assignment thereof (except in those cases where the asset is to be acquired only to the extent a coupled liability is to be assumed as an Assumed Liability in which case it will be deemed included only if the liability is specifically assumed as an Assumed Liability), and the omission of any item shall not alleviate Purchaser's obligation to pay the purchase price so long as Purchaser acquires actual possession and beneficial ownership of the omitted item.

(b)   As  consideration for the Purchased Assets  and  the  other promises,  agreements,  warranties,  and  covenants  hereof,  the
Purchaser shall:
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     (1)   Assume  the  Assumed Liabilities under the  Assumption
     Agreement;

     (2)   Pay  to  Seller  at Closing the sum  of  Five  Hundred
     Thousand and no/100 Dollars ($500,000.00). Such payment shall be paid by wire transfer of immediately available funds to the account of Seller at Bank One, N.A., Routing No. 074000010, Account No. 611612847. Within thirty (30)
     days  following  the Closing Date, Seller shall  provide  to
     Purchaser the Closing Financial Statements (as defined in 2.03). At such time, a final adjustment to the cash purchase price provided for in this section shall be made equal to the amount by which Seller's Adjusted Net Equity (as defined in 2.03(c)) as of the Effective Time exceeds or is less than the warranted Adjusted Net Equity value of $2,496,295.00 (see 11.02 and Schedule 2.03(b)). If the
     final Adjusted Net Equity is less than $2,496,295.00, Seller shall, within fifteen (15) days, refund the amount of such difference to Purchaser. If the final Adjusted Net Equity is greater than $2,496,295.00, Seller shall record such additional amount as an addition to the pooled reserve provided for in 4.21(b) for third-party claims and associated expenses, including attorney fees. Purchaser shall assume such reserve as an Assumed Liability and pay such expenses as and when incurred by Seller upon the presentation of invoices or other documentation evidencing the cost as provided in 4.21. Within ten (10) days following the sixth anniversary of the Closing Date, Purchaser shall pay Seller the unconsumed balance of the pooled reserve, plus interest for two years on such final unconsumed balance at a rate equal to the mean of the Fidelity Spartan Fund quoted rates for the fourth and sixth anniversaries of the Closing Date, and shall bear no further responsibility in respect of such claims except as they are Assumed Liabilities.

     (3)  Perform the services described in 4.13.

     (4) Pay the severance and termination notice reimbursement as required by 4.07.

(c) The purchase price shall be allocated to the Purchased Assets by agreement of the parties as set forth on Schedule 1.01(c), with final adjustments to conform to the Closing Balance Sheet made by agreement between the parties within 45 days after Closing.

(d)    The  Purchased  Assets  will  not  include  the  following
(collectively, the "Excluded Assets"):

     (1)   All of Seller's non-leased fixed assets of every  type
     and   description.   Fixed  assets  include  (but  are   not
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     necessarily  limited  to) all office  and  field  equipment, vehicles, inventory, furniture and fixtures.

     (2)  The right to repayment of advances to related parties.

     (3)  Intercompany  account  receivable/payable  to   Waste
     Abatement Technology, L.P. ("WATEC") (if an account payable, this is a liability and will not be assumed by Purchaser).

     (4)  Land in Oak Ridge, TN, Atlanta, GA, and Dallas, TX.

     (5)  Oak Ridge, TN, building.

     (6)  Lease deposits to Mann Realty Co.

     (7) The cash value and rights to the proceeds of life insurance policies on the life of Mr. Mann.

     (8) Seller's investment and ownership in WATEC.

     (9) The unconsumed remainder (determined after one year) of the reserve for uncollectible accounts or bad debts.

     (10) The unconsumed remainder (determined after six years) of the pooled reserves or allowances set forth on Schedule 4.21.

     (11) All federal, state or local income tax refunds (none of which are recorded on the Interim or Closing Financial Statements (as defined in 2.03(a)).

     (12) The  retained claims of Seller specified  on  Schedule
          1.01(d)(12) (the "Retained Claims").

     (13) All rights in those specific former accounts receivable of Seller which were charged off prior to the Effective Time and which are specifically listed on Schedule 1.01(d)(13).

     (14) Seller's note receivable from Douglas Environmental.

     (15) Mr. Mann's personal office furniture, memorabilia and art works as listed on Schedule 1.01(d)(15).

     (16) The assets identified under Seller's account no. 35-01 related to the business sometimes known as Raleigh Drilling.

     (17) Deposits,   pre-payments,   fixtures,   and   tenant
          improvements associated with Non-Assumed Leases.

     (18) Records  related  to Seller's  pending  or  threatened litigation, proceedings, investigations or claims.
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     (19) Loan to Major Jester.
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     1.02     Liabilities of Seller and Purchaser

(a) Purchaser has not, and shall not be construed to have, assumed, adopted or taken over any obligations, debts, liabilities or responsibilities of Seller whatsoever, including (but not limited to) liabilities for local, state or federal taxes, except for: (i) the liabilities expressly assumed under the assumption agreement to be delivered by Purchaser to Seller at Closing (the "Assumption Agreement"), under this Agreement or under any Related Agreement (as defined in 7.01) (collectively the "Assumed Liabilities") and (ii) such future (i.e. post-Effective Time) performance as is obligated under the terms and conditions of Customer Contracts purchased hereunder, the amendment or renegotiation of which Purchaser is free to pursue in its sole discretion without adverse effect on Seller. Notwithstanding Purchaser's acceptance of a Customer Contract and the obligation of future performance, Seller, as its interests are defined by such contracts or by law (which shall not be altered or enlarged with respect to third parties by virtue of this Agreement), shall retain responsibility and liability for all obligations, performance and liability due, occurring or accruing under all Customer Contracts prior to the Effective Time, with Purchaser assuming all responsibility and liability for obligations and performance due and performed after the Effective Time and all liabilities arising out of such post-Effective Time performance.

(b) Except for the Assumed Liabilities, Seller agrees to retain full liability and responsibility for satisfaction of all its debts or liabilities of any kind, whether known or unknown, fixed or contingent and, pursuant to the provisions of 1.03, to indemnify, defend, and hold Purchaser harmless from and against, all of Seller's obligations, losses, liabilities, debts, responsibilities or claims thereof (and the reasonable costs of defense against claims thereof against Purchaser, including reasonable attorneys' fees and settlement and defense expenses), including (but not limited to) any and all liability for trade payables and other accounts payable, federal, state or local taxes, employment taxes, tort or contract claims, and employee compensation or benefits. Seller expressly grants to Purchaser, in addition to other remedies available to it at law or in equity, a right of set-off against any payments to be made hereunder to the extent provided in 1.04.

(c) Except for the Assumed Liabilities, Seller retains, and Purchaser will not incur, any liability to or on behalf of Seller's employees arising out of their employment with Seller or
out   of  Seller's  acts  or  omissions  (as  distinguished  from
Purchaser's acts or omissions, including without limitation its decision to hire or not hire certain employees), including (but not limited to) any liability: under ERISA or the Internal Revenue Code; for obligations to, or arrangements with employees
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for wages, salary, bonuses, incentive compensation, vacation pay, severance pay, insurance, or other benefits, or employee taxes; for personal injury or property damage; or for discrimination, harassment, or wrongful discharge under federal, state or local laws.

(d)   Except  for  the  Assumed Liabilities, Seller  retains  and
Purchaser will incur no liability as a result of environmental conditions associated with any real property ownership, leasing or use by Seller prior to the Effective Time.

(e) Except to the extent assumed as an Assumed Liability, Purchaser will not be subject to any debarment or other limitation on bidding or contracting as a result of any investigation or proceeding by a governmental agency based upon any act, omission or improper conduct by Seller or persons for whose acts or omissions Seller is responsible.

(f) The disclosure by Seller of any liability or any item or matter that creates a liability in the future shall not result in an assumption by, or shifting to, Purchaser of liability with respect to such matter except to the extent that Purchaser has expressly agreed to the assumption of such liability as an Assumed Liability.

(g) The Purchaser appoints and ratifies the appointment of Seller as its agent and attorney in fact, and Seller agrees to accept and perform such appointment, to manage and perform all operations in respect of the Purchased Assets and the business associated therewith for the period from the Effective Time through the close of business on the Closing Date. Purchaser shall reimburse Seller for all of Seller's payroll costs for such period, including all payroll expenses for such period for Seller's employees who are not hired by Purchaser under 4.08, and shall assume, and shall indemnify Seller pursuant to 1.03(b) against, all liability, cost and expense associated with operating the business for such period except for: (i) the liability and expense associated with the termination of Seller's employees to the extent such liability is not assumed by Purchaser as an Assumed Liability; and (ii) any distributions or non-ordinary course payments made by Seller during such period which are not recorded on the Closing Balance Sheet.


     1.03     Indemnity Against Liabilities, etc.

(a) In addition to Purchaser's other rights and remedies available at law or in equity (and not by way of limitation), Seller agrees to indemnify and hold harmless the Purchaser, its subsidiaries ATC Management Inc., ATC Blattert Inc., ATC New England Corp., and Hygeia ProScience Laboratories, Inc. (the
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"Subsidiaries") and their successors against and  in  respect  of any and all:

     (1) Claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of Seller contained in this Agreement or of Seller or any party other than Purchaser under any of the Related Agreements;

     (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judgments, deficiencies, damages, settlements, set-offs, liens, liabilities, and
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     legal  and  other expenses (including reasonable  attorneys'
     fees) as and when incurred arising (i) out of the Purchased Assets or the business associated therewith prior to the Effective Time except to the extent expressly assumed by Purchaser as Assumed Liabilities or (ii) out of or based upon the acts, omissions, contractual performance or conduct of the business of Seller whether before or after the Effective Time, except to the extent expressly assumed by Purchaser as Assumed Liabilities (including Purchaser's assumption of liability for Seller's acts in 1.02(g)); and

     (3) Any loss, damage or cost for which Seller has agreed to indemnify Purchaser under any provision of this Agreement or any Related Agreement.

(b) In addition to Seller's other rights and remedies available at law or in equity (and not by way of limitation), Purchaser agrees to indemnify and hold harmless the Seller, and its affiliates Mann Technology Inc. and WATEC (the "Affiliates") and their successors against and in respect of any and all:

     (1) Claims, suits, actions, proceedings (formal or informal), governmental investigations, judgments, deficiencies, set-offs, damages, settlements, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees) as and when incurred arising out of or based upon any breach of any representation, warranty, covenant, or agreement of Purchaser contained in this Agreement or any of the Related Agreements;

     (2) Debts or liabilities of any kind and claims, liens, set-offs, suits, actions, and proceedings (formal and informal) of persons or entities and related judgments, deficiencies, damages, settlements, set-offs, liens, liabilities, and reasonable legal and other expenses (including reasonable attorneys' fees) as and when incurred arising (i) out of the Purchased Assets or the business associated therewith after the Effective Time, except for Seller's debts or liabilities not expressly assumed by Purchaser as Assumed Liabilities;
     (ii) out of or based upon the acts, omissions, contractual performance or conduct of the business of Purchaser whether before or after the Effective Time; or (iii) out of the Assumed Liabilities after the Effective Time; and

     (3) Any loss, damage or cost for which Purchaser has agreed to indemnify Seller under any provision of this Agreement or any Related Agreement.

(c) The parties' respective indemnity obligations hereunder shall be subject to the following:

     (1) Seller and Purchaser shall each give the other prompt notice of any allegedly indemnified item incurred, asserted or threatened on the basis of which an indemnitee intends to seek indemnification from an indemnitor as provided herein; provided, however, that the obligation of an indemnitor shall be reduced for the failure to give notice at any particular time only to the extent that the indemnitor has been actually prejudiced thereby. Any indemnitee shall have the right (but not the obligation) to select and be represented by counsel of its choice, to manage its own legal representation or defense and to settle any claim, debt or other indemnified matter hereunder.

     (2) The parties' respective indemnity obligations hereunder shall be limited to: (i) individual losses, claims, etc. having a value of $5,000.00 or more (an "Indemnified Claim"); and (ii) losses, claims, etc. after the first $50,000.00, in the aggregate, of Indemnified Claims (the "Indemnity Deductible"), in which event only the aggregate amount of Indemnified Claim(s) in excess of the Indemnity Deductible shall be subject to indemnification hereunder. The following are not subject to either the Indemnified Claim threshold or the Indemnity Deductible and are covered from the first dollar over the reserved amount: (m) Seller's warranty that accounts receivable and recorded work in process, net of reserves, will be collected as specified in 2.06(a); (n) Seller's warranty that there are no unearned billings or receipts net of reserves for such purpose as set forth in 2.06(a), 2.07(b) or 4.03; and (o) the value of corrective services or goods provided by Purchaser in accordance with 4.13.

     (3) With respect to any claim for which an indemnitor shall indemnify any indemnitee, the indemnitor shall be subrogated
     to all rights of indemnitees against any and all third parties up to the amount paid by indemnitor to indemnitees or set off against an indemnitor.

     (4) No party shall be liable for that portion of any claim for which an indemnitee actually receives the cost of defense or insurance proceeds covering such claim (the deductible pertaining to any such insurance shall not be considered to be insurance proceeds or cost of defense).

     (5) The indemnity agreements contained in this Agreement shall inure only to the benefit of Purchaser and Seller, respectively, (and their respective, Subsidiaries, Affiliates and successors to the extent they are indemnitees), and shall not be for the benefit of any other person or entity. These indemnity provisions shall not be construed to abrogate the corporate liability shield as provided by law, to extend a right of action to any third party not otherwise available, or to enlarge the underlying liability of any indemnitor or indemnitee to any third party.

     (6) No indemnification claim or claim of set-off may be brought after the seventh anniversary of the Closing Date.


     1.04     Rights of Set Off

(a) Without limiting such other rights as it may have at law or equity or by agreement, the Purchaser shall have the right to set off against, and withhold from, any payment otherwise due to Seller under this Agreement or to any party other than Mr. Mann (or his successor, including Mann Technology, Inc.) under any Related Agreement: (i) any amount owing from Seller to
Purchaser; (ii) any amount necessary to cure or remedy any breach, default or deficiency of performance by Seller under this Agreement or by any party (except Purchaser) under a Related Agreement; (iii) any amount for which Purchaser (or its Subsidiaries or their successors) is entitled to indemnification under 1.03(a); and (iv) Purchaser's reasonable costs or expenses (including reasonable attorneys' fees) related to (i), (ii) or
(iii). In-kind goods or services provided by Purchaser for which Purchaser would be entitled to set-off if paid by Purchaser in money shall be valued at Purchaser's Standard Rates (as defined in 4.23). Purchaser shall have no right to set-off against payments to Mr. Mann under the Consulting Services Agreement or the Mann Non-Competition Agreement.

(b) Without limiting such other rights as it may have at law or equity or by agreement, Seller shall have the right to set off against, and withhold from, any payment otherwise due to Purchaser under this Agreement or under any Related Agreement:

(i) any amount owing from Purchaser to Seller; (ii) any amount necessary to cure or remedy any breach, default or deficiency of performance by Purchaser under this Agreement or under a Related Agreement; (iii) any amount for which Seller (or its Affiliates or their successors) is entitled to indemnification under 1.03(b); and (iv) Seller's reasonable costs or expenses (including reasonable attorneys' fees) related to (i), (ii) or
(iii).

(c) Subject to the procedures of 1.04(e) below, it shall not be necessary that a breach, default or Indemnified Claim or a threatened breach, default or Indemnified Claim has resulted in actual damage to a party for the party to exercise its set off rights under this section, but rather a party shall have the right to withhold payment to cover the future effects of any breach, default, or Indemnified Claim or threatened breach, default or Indemnified Claim pending actual conclusion of the matter, provided that the party asserting the right of set-off for a threatened loss shall have produced sufficient objective evidence of facts and sufficient supporting legal authority for a competent, experienced attorney to conclude that:

     (1) Either the loss-threatening event has occurred or there is a substantial probability that it will occur;

     (2) There is a substantial probability that the occurrence or probable occurrence will cause a loss;

     (3) An action to hold the party liable for the loss could withstand a motion to dismiss or a motion for summary judgment.

     (4) There is a substantial probability that the loss, including associated attorney fees and costs of defense, will be as great as the amount asserted for set-off;

     (5) Either there is a substantial issue as to whether an available insurance policy provides coverage for the claim or there is a substantial potential that the insurance coverage available will not be adequate in amount to pay the portion of the loss asserted as a set-off; and

     (6) If the set-off is not asserted at the present time, insufficient funds will remain subject to set-off following the next payment to enable the asserting party to protect its interests.

If such loss or damage does not in fact occur, such party shall then pay the withheld amount to the other party.

(d)   Purchaser  may not set off any amounts under  this  section except  to  the extent that the pooled reserves provided  for  in
4.21
are not available or are inadequate to cover the asserted amount.

(e) If the parties have a dispute involving the exercise of set-off rights, including any issue as to insurance coverage or liability exposure, then within ten (10) days, Seller and Purchaser shall each obtain an opinion of independent counsel and such opinion shall be used as a basis for mutual agreement as to any charges first against the pooled reserves and second by set-off under this section. If the parties are unable to agree within thirty (30) days after the issue is first asserted, then such issue shall be submitted to mediation in accordance with Rule 2 of the Indiana Rules of Alternative Dispute Resolution as amended. If mediation does not result in an agreed disposition of the matter, then the dispute shall be resolved by binding arbitration as provided under 10.15 of this Agreement. Pending agreement or determination of a charge against pooled reserves and/or a set-off, the amount asserted for set-off may be withheld by the asserting party and shall not constitute a breach or default under this Agreement or any Related Agreements, provided that the withholding is reasonable as to amount and is undertaken in good faith with a reasonable belief as to the entitlement to the set-off. If the withholding is ultimately determined to have been unreasonable or in bad faith (as opposed to simply incorrect), the party withholding shall pay interest on the portion wrongfully withheld at the average of the Chemical Bank of New York's prime lending rates for each first day of a month which occurs during the period for which interest is due.


         II.   REPRESENTATIONS AND WARRANTIES OF SELLER

      As  a  material inducement to Purchaser to enter into  this
Agreement,  Seller  represents  and  warrants  to  Purchaser   as
follows:

     2.01     Organization and Qualification

(a) Seller is a corporation which is validly existing under the laws of the state of Indiana with the full power and authority to enter into contracts, to sell its assets and to perform the other agreements and covenants as provided in this agreement. Seller is authorized to do business and is in good standing in each jurisdiction in which it maintains an office or is required to be qualified. Schedule 2.01(a) lists each such jurisdiction in which Seller is authorized to do business. Seller is not, and will not be as a result of executing and performing this Agreement and related agreements, in violation or breach of, or in default with respect to, any term of its certificate of incorporation, by-laws or other charter document.

(b) Seller has no subsidiary or affiliated corporations or entities other than those listed on Schedule 2.01(b).

     2.02     Capitalization and Shareholder Action

      The stock or equity interests of Seller are not encumbered or restricted in any way that will interfere with this transaction, affect Purchaser's title to or beneficial use of the Purchased Assets or subject Purchaser to liability to any shareholder, except as recorded on the Closing Balance Sheet as a liability.

     2.03     Financial Condition

(a) Seller has delivered to the Purchaser and attached hereto as Schedules 2.03(a)(1) through (4), respectively, true and correct copies of the following: (i) audited balance sheets, statements of income, statements of retained earnings, and statements of cash flows of Seller for Seller's last three completed fiscal years; and (ii) the unaudited balance sheet and statements of income, retained earnings and cash flows of Seller for the period from January 1, 1996 through March 31, 1996 ("Interim Financial Statements"). Within thirty (30) days following the Closing Date, Seller shall provide final unaudited balance sheet ("Closing Balance Sheet") and statements of income, retained earnings and cash flows of Seller for the period beginning January 1, 1996 and ending on the Effective Time (the "Closing Financial Statements") which shall be attached hereto as Schedule 2.03(a)(5).

The financial statements referred to in this 2.03 have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except for adjustments thereto which are known to and expressly approved by Purchaser in writing), are correct and complete in all respects, and are in accordance with the books and records of Seller.

There is no fact presently known to Seller which could materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future business prospects of the business associated with the Purchased Assets except as disclosed on the Schedules to 2.03 or the other schedules to this Agreement; provided, however, that Seller expresses no opinion as to political or economic matters of general applicability (including the availability of government funding except as to which Seller has knowledge).

(b)   The  computation of Adjusted Net Equity as of the Effective
Time as set forth on Schedule 2.03(b) will be correct and will be provided to Purchaser in conjunction with the Closing Financial
Statements.

(c)   "Adjusted Net Equity" means net equity shown on the Closing
Balance  Sheet  as  adjusted  by the  adjustments  set  forth  on

Schedule 2.03(c).

(d) Upon executing and delivering such hold harmless agreements as are deemed reasonably necessary by Seller's independent accountants, Purchaser's in-house and independent accountants shall be afforded free and full access to the non-proprietary working papers and records used by Seller's independent accountants and the working papers and records used by Seller's in-house accountants in conducting their audit and in preparing their unaudited Interim and Closing Financial Statements. If there is a difference of opinion between the two accounting firms as to the general acceptability of any of the accounting principles followed in connection with such audit and report or the results indicated thereby, the respective accountants shall immediately confer in an effort to resolve such differences. If the firms are unable to resolve a material difference, Purchaser may at its option terminate this Agreement if Closing has not occurred, or if Closing has occurred and such dispute involves Closing Financial Statements delivered after Closing, the difference shall be resolved by the indemnity, set-off and dispute resolution provisions of 1.03, 1.04 and 10.15. The rights and remedies of Purchaser set forth in this 2.03(d) shall not accrue to Purchaser to the extent Seller's treatment of the disputed item has been in accordance with GAAP consistently applied and such audit has been conducted in accordance with generally accepted auditing standards.

     2.04     Tax and Other Liabilities

      (a) Seller has filed all payroll and other federal, state, local, and foreign tax returns required to be filed by it; has afforded Purchaser the opportunity to review a true and correct copy thereof for all periods since January 1, 1993; and has also afforded Purchaser the opportunity to review a true and correct copy of any report as to any audit or adjustments received by Seller from any taxing authority during the past three years and a statement describing the status of any litigation, governmental or other proceeding (formal or informal), or audit or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

     (b) Except as disclosed on the Closing Financial Statements or on any of the other liability disclosure schedules to this Agreement, Seller has no liability of any nature, accrued or contingent, including without limitation liabilities for payroll and other employee taxes, federal, state, local, or foreign taxes or liabilities to customers or suppliers. Seller has paid all taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, or income, which are due and payable. Except for any specifically Assumed Liabilities for taxes, Purchaser shall incur no
liability, cost or expense in connection with Seller's federal, state, local or employee-related taxes, including any cost or expense arising from investigations, audits, proceedings or actions taken by taxing authorities.

      (c) Seller has paid or will pay all Seller's expenses, taxes (except sales taxes), and other liabilities, resulting from the preparation of, or the transactions contemplated by, this Agreement. These costs will not be assumed by Purchaser except to the extent they are included on the Closing Financial Statements and expressly assumed as Assumed Liabilities.

     2.05     Litigation and Claims

      Except as set forth on Schedule 2.05: (i) there is no material litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened (or any basis therefore known to Seller) with respect to Seller, the Affiliates or any of their business, properties, or assets; (ii) Seller is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Seller is any union currently representing or attempting to represent any employee of Seller as collective bargaining agent;
(iii) Seller is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, including any environmental laws or regulations. Schedule 2.05 shall set forth, among other matters, all past (previous three years) and current citations, violations, fines, judgments, decrees, orders, consent decrees or orders, and pending proceedings of any type arising out of the alleged violation of any federal, state or local criminal, bidding or procurement, environmental, health and safety, licensing or labor law or regulation or out of alleged deficiencies, negligence, intentionally wrongful act or breach of contract in the performance of services.

     2.06     Accounts Receivable and Properties

      Except as set forth on Schedule 2.06, Seller has good title to all personal properties and assets used in its business or owned by it free and clear of all liens, mortgages, security interests, pledges, charges, encumbrances or claims (collectively, "Liens").
(a) All accounts receivable and work in process of Seller recorded on the Closing Balance Sheet are set forth on Schedule 1.01(a)(13)(i) and (ii), will have arisen from valid transactions in the ordinary course of Seller's business and will be collected by Purchaser, net of reserves for uncollectible accounts, within one (1) year of the Closing Date utilizing best efforts employing reasonable and customary collection procedures (i.e. measures such as legal action, referral to outside collection agency or mechanics liens shall not be required of Purchaser to conform to
this standard). All accounts receivable and work in process of Seller recorded on the Closing Balance Sheet were fully earned as of the Effective Time, and Purchaser will have no performance obligations for which it will not be entitled to bill (no account receivable or work in process entry represents a pre-billing except to the extent an allowance is reserved for it). 4.03 sets forth certain covenants of the parties with respect to the collection of accounts receivable.

(b) All properties and assets, including Intangibles, owned, leased, or licensed by Seller, not including supply inventory or fixed assets which will be the subject of the Master Equipment Lease Agreement (as defined in 7.01(b)), will be listed in 1.01(a) or on the schedules thereto. If a value for any of such scheduled assets is recorded on the Closing Balance Sheet, Seller shall provide a subsidiary property ledger detailing cost and net book value with respect to all such properties current as of the Effective Time. All such properties and assets owned by Seller are reflected on the Closing Balance Sheet. Except as disclosed on Schedule 2.06(b), each physical asset having a depreciated value on Seller's books greater than five thousand dollars ($5,000.00) will be in fully operational condition as of the Effective Time (except for normal wear and tear which is not such as to affect their operability).

(c) Except as noted on Schedule 2.06(c), to the best knowledge of Seller, no real property owned, leased, licensed, or used by Seller lies in an area which is subject to zoning, use, environmental or building code restrictions which would prohibit, and, to the best knowledge of Seller, no state of facts relating to the condition of any building or property or action or inaction of a person or entity or the ownership, leasing, licensing, use or regulation of any real or personal property exists which would prevent the leasing and use after Closing of such real property by Purchaser in the business in which Seller is now engaged.

     2.07     Contracts and Other Instruments

(a) Schedule 2.07(a) or the other schedules to this Agreement set forth a true and correct listing of all material contracts, other than Customer Contracts and contracts with subcontractors, to which Seller is a party, including leases and licenses and all supply, distribution, agency, financing or other arrangements and understandings. Any of the foregoing not disclosed on the other schedules to this Agreement are listed on Schedule 2.07(a). For purposes of this 2.07(a) only, "material contract" means a contract, including Customer Contracts, which provides for the provision or purchase of goods or services in excess of $10,000 or requires performance by Seller for a period of more than twelve months. With respect to Customer Contracts, "material arrangement or understanding" includes any relationship between

Seller and any customer or group of related customers, whether formalized by binding written contract or not, from which Seller derived more than $200,000 in the twelve months preceding the
Closing Date. Neither Seller nor, to Seller's knowledge, any other party to any material contract, agreement, instrument, lease, or license is now or is expected by Seller as of closing to be in the future in violation or breach of, or in default with respect to complying with, any material provision thereof, and to Seller's knowledge, each such material contract, agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, except as disclosed on Schedule 2.07(a). Neither Seller nor any other party to any material contract, arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such material contract, arrangement or understanding.

(b) Except for situations disclosed on Schedule 2.07(b) and for the cost of correction of which an adequate reserve is or will be recorded on the Closing Balance Sheet as a liability: all services rendered and products supplied by Seller prior to the Effective Time will have been in conformity with the scope of performance defined by the contract or arrangement, and to the reasonable satisfaction of the customer; no curative or corrective work, replacements or payments are necessary to render such performance legally or contractually sufficient; and all costs for performance completed prior to closing shall have been duly recorded as liabilities on the Closing Balance Sheet. Billings by Seller on each contract to be acquired by Purchaser as a Purchased Asset shall not, as of the Effective Time, have constituted a greater percentage of total allowable billings under such contract than the percentage of work performed prior to the Effective Time shall have constituted of total work to be performed under such contract. Except as so disclosed and assumed as an Assumed Liability, no Customer Contract from which amounts remaining to be billed exceed $25,000 will be a Loss Contract. "Loss Contract" means a contract for which fully-burdened costs to be incurred after the Effective time in completing the contract, utilizing performance at industry standards of skill, efficiency and competence, exceeds amounts remaining to be billed under such contract after the Effective Time.

(c) Seller enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Seller is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had, or to the knowledge of Seller is likely in the future to have, a material and adverse affect on the Purchased Assets or the operations or business associated therewith. Since January 1, 1995, Seller neither has had nor now has any contract, agreement, lease, license, arrangement, or understanding with, any shareholder, any
director, officer, or employee of Seller, or any other corporation or enterprise in which Seller or Mr. Mann then had or now has a five percent (5%) or greater equity or voting or other substantial interest, other than such contracts and agreements as so listed and specified on Schedule 2.07(c). There exists no contract, agreement, right or understanding material to the business or officers of Seller which is in the name of any principal, officer, director, shareholder or any other person or entity other than Seller except as disclosed and so identified on
Schedule 2.07(c).

(d) The backlog schedule provided as Schedule 1.01(a)(11)(ii) is correct to the best of Seller's knowledge as of the Effective Time, and, to the best of Seller's knowledge, the backlog items listed on such schedule all represent actual commitments by customers for the performance of services by Seller which are either actual contractual commitments or actual written or verbal communications of commitment received by Seller from the customers to hire Seller for the performance of such services in such amounts as are shown on the schedule. Seller does not, however, warrant that particular backlog items will in fact be realized by Purchaser.

     2.08     Employees and Employee Liabilities

(a) Seller has set forth in Schedule 2.08(a) a list of all of its pension, profit-sharing, option, other incentive plans, or any other type of employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), and all obligations to, or arrangements with, employees for wages, salary, bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits. Seller has furnished or made available to the Purchaser true and correct copies of all documents evidencing such plans, obligations or arrangements referred to in Schedule 2.08(a) (or written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies of all documents evidencing trusts relating to any such plans. Seller has provided to Purchaser one or more true and correct documents containing the name, position/title with Seller, and present rate of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable) of each director, officer, employee or sales agent of Seller. All notices and performance required under COBRA and other ERISA plans prior to the Effective Time have been properly given and performed. Except as they are Assumed Liabilities, all obligations, debts and liabilities associated with Seller's employees, including all of the above-referenced matters have been paid or discharged in full by Seller prior to Effective Time or will be properly reflected as liabilities on the Closing Balance Sheet.

(b)   Except  as  set  forth  on  Schedule  2.05,  there  is   no
litigation, arbitration, claim, governmental or other proceedings (formal or informal), or investigation pending, or to Seller's knowledge threatened, (or any basis for such known to Seller) with respect to any such employee benefit plan, compensation arrangement or the Seller's acts or omissions with respect to its employees or its work environment.

     2.09     Patents, Trademarks, Copyrights, etc.

      Seller neither owns, nor has pending or is licensed under (but only to the extent material), any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset ("Intangibles"), other than as described in the Schedules to 1.01(a) or in the other schedules hereto, all of which are in good standing and uncontested. Except as disclosed on such schedules, no person other than Seller owns any interest in any such Intangible. Neither any shareholder, any director, officer, or employee of Seller, any relative or affiliate of any shareholder or of any such director, officer, or employee, nor any other corporation or enterprise in which any shareholder, any such director, officer, or employee, or any such relative or affiliate had or now has a five percent (5%) or greater equity or voting or other substantial interest, possesses any Intangible which relates to the business of Seller. Seller has neither infringed, is infringing, or has received notice of infringement of intangibles of others, including any software conveyed under 1.01(a)(10). To the knowledge of Seller, there is no infringement by others of Intangibles of Seller.

     2.10     Questionable Payments

     Except as disclosed on Schedule 2.05, neither Seller nor any director, officer, agent, employee, or other person acting on behalf of Seller has, directly or indirectly: (a) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977; (d) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (e) made any false or fictitious entry on the books or records of Seller; (f) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; or (g) made any unlawful bribe, kickback, or other payment to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

     2.11     Authority to Sell

      Seller has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Seller, including all shareholder notice and approvals required by law, have been or as of the Closing Date will have been duly taken to authorize the execution, delivery, and performance of this Agreement by Seller. This Agreement has been duly authorized, executed, and delivered by Seller, has been duly executed and delivered by Mr. Mann, constitutes the legal, valid, and binding obligation of Seller (and Mr. Mann but only in so far as any obligation is Mr. Mann's in accordance with the express terms thereof), and is enforceable as to them in accordance with its terms. Subject to the provisions of 4.15, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any governmental authority, court or other tribunal or entity or individual is required by Seller or Mr. Mann for the execution, delivery, or performance of this Agreement by them. Also subject to the provisions of 4.15, the execution, delivery, and performance of this Agreement will not result in such breach(es) of any agreement(s), instrument(s), lease(s), license(s), arrangement(s), or understanding(s) as will in the aggregate materially diminish the value of the Purchased Assets or Purchaser's realization of the benefits thereof, or materially violate or result in a breach of any term of the certificate of incorporation (or other charter document or by-laws of Seller) or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Seller or Mr. Mann or to which any of their operations, business, properties, or assets are subject. Upon the Closing, Purchaser will have good title to the Purchased Assets, free and clear of all liens, security interests, pledges, charges, shareholders' agreements, and encumbrances except those expressly assumed as Assumed Liabilities.

               2.12       Restricted   Professional   and   Small
               Business Set Aside Revenues

      The gross revenues of Seller for each of the previous two fiscal years and for the period from January 1, 1996 through March 31, 1996 (the "Interim Period") received from: a)
professional services of any type which Purchaser would be precluded from performing by laws or regulations pertaining to regulation of professions or professional corporations (to the extent that Seller has actual knowledge of Purchaser and its business); or b) from contracts or subcontracts (or services otherwise performed) under Small Business Set Aside or comparable business-size or racial, gender or other class-restricted programs of the Small Business Administration or other federal or state agency were as set forth on Schedule 2.12.

     2.13     Loans to Insiders

      Seller has no outstanding loans to shareholders, officers, directors, employees or any other person or entity other than the loans set forth on the Closing Balance Sheet.

     2.14     Fictitious Names

     Schedule 1.01(a)(6) sets forth each fictitious name utilized by Seller within the past two years.

     2.15     Absence of Undisclosed Liabilities

      Except as set forth in the schedules to this Agreement or the Closing Balance Sheet, Seller has no obligations or liabilities of any kind, fixed, accrued or contingent which would materially affect the value of the Purchased Assets or Purchaser's title to the Purchased Assets or the business associated therewith.

     2.16     Books and Records

     The books and records of Seller are in all material respects complete and correct.

     2.17     Assets Free and Clear of Liens

     Except for the Assumed Liabilities, the Purchased Assets and Seller's fixed assets to be leased by Purchaser under the Fixed Asset Lease Agreement will be free and clear of all Liens and Seller will have procured and delivered at or prior to the Closing proof of release and satisfaction of any of the foregoing security interests or claims which are not assumed as Assumed Liabilities.

     2.18     Hazardous Materials - Lab and  Field Samples

(a) Except as disclosed on Schedule 2.18(a), as of the Effective Time, Seller is not in possession of, or responsible for the care, custody or disposal of, any hazardous substances, pollutants or contaminants (as those terms are defined in 42 U.S.C 9601 or under any applicable state or local law) or of any petroleum wastes or asbestos-containing materials, except for unused laboratory chemicals or other commercially packaged supplies used in Seller's business. Schedule 2.18(a) sets forth with respect to any such materials a description of the composition, location, quantity, method of storage, nature of Seller's responsibility, intended disposal or management plan and all costs related to Seller's responsibilities thereto.

(b) Schedule 2.18(b) sets forth a complete list and description of all stored laboratory or field samples upon which work has been completed, including the location, composition, quantity, method of storage, intended disposal or management plan for the particular material, any contractual commitments related to continuing custody, and all costs related to Seller's responsibilities thereto.

     2.19     Completeness of Disclosure

      No representation, warranty or schedule by Seller in this Agreement contains or on the date of the Closing will contain any materially untrue statement of a material fact or omits or on the Closing Date will omit to state a material fact necessary to make the statements made not misleading. The information presented by Seller on each of the schedules to this Agreement and in each of the documents delivered or made available to Purchaser under any of the representations, warranties or covenants of this Agreement is substantially complete, true and correct.

       III.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      As  a  material inducement to Seller and Mr. Mann to  enter
into  this  Agreement,  Purchaser  represents  and  warrants   as
follows:

     3.01     Organization and Good Standing

      Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to engage in business in the state of Indiana, with full power and authority to enter into and perform each of the transactions contemplated by this Agreement.

     3.02     Execution and Performance Authorized

      This Agreement and all other documents and agreements contemplated hereunder have been duly executed and delivered by the Purchaser, such execution and delivery and the consummation by Purchaser of the transactions contemplated hereunder have been duly authorized by all necessary corporate action, and no further action is required by law, its corporate charter, bylaws or otherwise to authorize all action to be taken by Purchaser with respect to this Agreement and the consummation of the transactions contemplated hereunder. The Agreement and the other documents contemplated hereunder are binding and are enforceable against Purchaser in accordance with their terms.

     3.03     Absence of Litigation

      Except as set forth on Schedule 3.03, there is no action, lawsuit, proceeding or investigation of any kind or nature pending or threatened against Purchaser before any court, tribunal or administrative agency or board which might, individually or in the aggregate, materially and adversely (i) affect Purchaser's solvency or its ability to perform hereunder, or (ii) render any one or more of the transactions contemplated hereunder void or voidable.

     3.04     No Other Default

      The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of Purchaser's corporate articles, bylaws or minutes or any agreement to which Purchaser is a party or by which any of its property is subject or by which it is bound.

     3.05     Permits and Filings

      There is no requirement applicable to Purchaser to make any further filing with, or to obtain any permit, authorization, consent or approval of any third party or any governmental or other regulatory authority as a condition of the lawful
consummation   of  the  transactions  contemplated   under   this
Agreement.

     3.06     Absence of Lien

      Except for the conditions specified elsewhere in this Agreement, the monies to be paid by Purchaser under 1.01 shall be paid by Purchaser and received by Seller free and clear of any lien, charge or encumbrance arising out of any agreement or instrument to which Purchaser is subject or by which their properties are bound.

     3.07     Solvency

      At the Closing and after payment of the purchase price as required under 1.01, Purchaser will be and will remain solvent under all applicable federal and state laws and regulations. Purchaser also agrees that it will not intentionally cause its business to be conducted in a manner that results in its becoming insolvent; provided, however, that consistent with the foregoing, this covenant shall not restrict the future business decisions of Purchaser which relate to the Purchased Assets or the business associated therewith.

     3.08     Corporate Documents

      Purchaser has furnished to Seller its certificate of incorporation and a certificate of good standing in Delaware dated within thirty (30) days of the closing and evidence of Purchaser's qualification as a foreign corporation in Indiana.

     3.09     Disclosure of Discovered Facts

      Prior to Closing, Purchaser shall have disclosed to Seller the existence of any facts discovered by Purchaser in the course of its due diligence which would render any of Seller's representations or warranties materially untrue as of Closing.


                         IV.  COVENANTS

     In addition to the other covenants of this Agreement, Seller and Purchaser agree as follows:

     4.01     Conduct of Business Before Closing

          [ deleted as irrelevant ]

     4.02     Consent of Shareholders

      At the Closing Seller shall provide evidence of shareholder approval of this Agreement which meets all notice and other requirements of Indiana law.

     4.03     Collection of Accounts Receivable

(a)   Any  account  receivable or work  in  process  which  is  a
Purchased Asset and subject to 2.06(a), which has not been collected by Purchaser within one (1) year, shall be deemed to be uncollected and uncollectible by Purchaser except as Purchaser shall otherwise agree in writing. Accounts or work in process may also be deemed uncollectible by agreement of the parties as provided in 4.03(b). All uncollected accounts and work in process, net of the reserve for such purpose on the Closing Balance Sheet, shall be remedied by set-off under 1.04 (or if set-off is not available, then by indemnification and repayment). Set-off shall be available to the Purchaser for uncollected accounts or work in process at the earlier of: (i) one year after the Closing Date or (ii) such time as the account is agreed to be uncollectible under this section. Upon such remedy, the account shall be re-assigned to Seller.

(b) Purchaser shall provide Mr. Mann with a semi-monthly aging report of the purchased accounts receivable and work in process together with contact log summary of problem accounts. If at any time Purchaser determines that measures in addition to Purchaser's customary collection procedures (e.g. measures such as mechanics lien, legal action or referral to collection agency) should be employed on a specific account to obtain collection, Purchaser shall notify Seller in writing of the measures proposed to be taken. If Seller agrees in writing that the proposed extraordinary measures should be taken or if Seller itself deems such action to be necessary without notice from Purchaser, Seller shall notify Purchaser in writing of its agreement to such measures. Seller's agreement to the employment of extraordinary collection measures shall constitute its agreement to having the cost of such measures first charged against the reserve for uncollectible accounts and the excess, if any, set-off.

(c) At any time the parties may by mutual written agreement deem an account uncollectible, Purchaser shall re-assign it to Seller and charge it off of available reserves and set off the excess, if any. Upon written notice to Purchaser, Seller may request to have any account receivable which is uncollected as of six (6) months after the date of the invoice(s) re-assigned to Seller. Purchaser shall not unreasonably deny such request. Such request by Seller for re-assignment shall constitute Seller's agreement to a reduction in the reserve for uncollectible accounts by such amount or, to the extent that the remaining reserve balance is
thereby exceeded, to a set-off in such excess amount, which Purchaser may exercise immediately.

     4.04     Public Statements

      Before Seller or Purchaser shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, they shall cooperate with the other party hereto and shall furnish drafts of all documents or proposed oral statements for comments, and shall not release any such information without the written consent of the other party hereto. Nothing contained herein shall prevent Purchaser or Seller from making any release or furnishing any information if required to do so by law or regulation, but even in such case, the other party shall be given notice of the release and an opportunity to comment on the contents.

     4.05     Merger of 401(K) Plans

(a) Seller shall accrue and make all payments and contributions to its 401(k) Plan (the "Plan") through the Effective Time. Seller and Purchaser shall use their best efforts to cause the Plan to be merged into Purchaser's Employee Savings Plan (the "ATC Plan") at the soonest possible date on or after the Closing Date, in accordance with the provisions of the Plan and the ATC Plan (as such plans may be amended on or after the Closing Date to permit the merger) and in accordance with the provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all applicable law. In connection with the merger of the Plan into the ATC Plan, the parties further agree as follows:

     (1) Seller shall cause each Participant's Account, as defined in the Plan, to be completely vested as of the Closing Date;

     (2) Purchaser shall amend the ATC Plan, as of the Closing Date, to permit the merger of the Plan into the ATC Plan and to otherwise comply with all applicable law, including compliance with the anti-cutback provisions of Section 411(d) of the Code;

     (3) Seller shall cause any applicable conditions of the Plan to be satisfied as of the Closing Date;

     (4) On or before the Closing Date, Seller shall cause the Plan to "spin-off" that portion of the assets of the Plan necessary to comply with applicable law and the Plan with respect to the participants in the Plan who are employees of WATEC.

     (5) Seller shall cause the transfer of the balance of the Plan's assets and liabilities to the ATC Plan as soon as reasonably possible after and effective as of the Closing Date, in accordance with the terms of the Plan, the ATC Plan and any other requirements of applicable law.

(b) Seller and Purchaser shall use their best efforts to complete the transfer of the assets of the Plan to the ATC Plan prior to December 31, 1996, or within such other shorter period of time as may be required under applicable law. Except with respect to the portion of the Plan being "spun off," after the Closing Date, Seller shall have no further obligations to make contributions to the Plan or to perform any administrative or other functions with regard to the Plan except for the actions required to be taken by Seller under this section. Seller shall, however, remain liable for any IRS penalties assessed with respect to the Plan, any liability resulting from a determination that pre-Closing contributions to the Plan were taxable or any other liabilities arising from Seller's acts, omissions or fiduciary responsibilities with respect to its Plan or Plan participants.

     4.06     Bankruptcy

      Seller and Purchaser agree that for a period of one year after the Closing, neither of them will file an application or petition for voluntary bankruptcy under the United States Bankruptcy Code or any application under any similar state or federal statute.

     4.07     Termination of Seller's Employees

     Seller shall terminate all of its employees on or before the Closing Date, except such administrative employees as are needed to enable Seller to wind down its affairs and perform any continuing employee benefit or other administrative functions. Purchaser agrees to reimburse to Seller, within five (5) business days of notification of the amount thereof and with appropriate supporting documentation, any amount in excess of One Hundred Sixty-One Thousand Five Hundred and no/100 Dollars ($161,500.00) which Seller was required to pay and actually pays to its terminated employees not hired by ATC: (i) under its standard severance policy number 5520-1 (a copy of which is attached as
Schedule 4.07(i)) or (ii) under notice of termination provisions under executed standard employment agreements of Seller (a copy of which is attached as Schedule 4.07(ii)). Amounts under (i) do not include payments to individuals not eligible to participate or with severance arrangements outside or in addition to Seller's standard severance policy number 5520-1 and payments to terminated employees who have been offered, but declined, employment with Purchaser on terms not materially less advantageous to them than those under their employment with Seller. Amounts under (ii) do not include payments to
individuals with notice of termination arrangements outside of or in addition to those provided under Seller's standard employment agreements.

     4.08     Hiring of Seller's Employees

     Purchaser will have the right to hire any or all of Seller's employees and will attempt to hire most of Seller's technical and staff and support personnel. Although Purchaser's decision whether to hire Seller's current employees lies solely within the discretion of Purchaser, Seller and Mr. Mann agree to assist and facilitate Purchaser's negotiations with Seller's employees. In this regard, Mr. Mann will assist Purchaser in identifying any key employees of Seller to whom Purchaser should direct special attention and incentives. The negotiation of suitable terms with employees lies in Purchaser's sole discretion and the decision whether to hire any or all employees shall not relieve Seller and Mr. Mann of any of their obligations hereunder; provided, however, that Purchaser shall hire and maintain for a sufficient period of time, a sufficient number of employees at each establishment so that Seller does not violate the federal WARN Act (29 U.S.C. 2101 et seq.) or any similar act under state law. Those employees hired by Purchaser shall be offered the same benefits and benefit options offered the employees of Purchaser. Prior to hiring, Purchaser shall provide to each employee it intends to hire a release of any claims such employee may have against Seller for severance payments under Seller's standard severance policy number 5520-1. Any special employment letters to managerial or key employees shall contain the provision on vacation carry-over. Except as set forth in 4.07, Seller shall retain responsibility for termination and associated termination costs or continued employment, as the case may be, of any employees not hired by Purchaser and for all pre-closing accrued liabilities to employees except those assumed as Assumed Liabilities (see 2.08).

     4.09     Transaction Costs and Expenses

      Except as set forth in 4.07, the Purchaser, Seller and Mr. Mann shall each bear and pay all of their respective costs, fees and expenses incurred in connection with bringing about this transaction including, without limitation, all legal, accounting, auditing and appraisal fees in negotiating and preparing the documents and in consummating, closing and carrying out the transactions contemplated hereby, provided, however, that: (i) except as provided otherwise in the Master Equipment Lease Agreement (as defined in 7.01(b)) or the Premises Sublease Agreements (as defined in 7.01(c)), Purchaser agrees to pay all state and local sales taxes arising out of this transaction; and
(ii) Seller or Mr. Mann, as applicable, agree to pay all income taxes and other transaction taxes or like governmental charges or assessments related to this transaction. Seller agrees to
indemnify Purchaser from and against any costs associated with any assessment of taxes related to Seller's or Mr. Mann's income or gains from this transaction whether or not intended or foreseeable. Any costs to be charged to Seller shall be included on the Closing Balance Sheet and reflected in the warranty of Adjusted Net Equity made in 2.03(b).

     4.10     Information, Books and Records

(a) Each party shall provide to the other, with reasonable promptness following a request in writing (not to exceed ten (10) business days), such information and data with respect to Seller's business before Effective Time and/or the Purchased Assets as may from time to time be requested by the other party. In the event either Purchaser or Seller is required to prepare audited statements or to produce or compile information for a government agency which requires access to information or for any other reasonable purpose including the desire to verify any information provided to the other party relative to this agreement, the parties agree to allow the other party reasonable access to records, including the non-proprietary working papers of the other party's accountants, subject to standard hold harmless agreements which may be required by such accountants, and to provide reasonable cooperative assistance in the preparation of reports, documents, etc. without charge except for reimbursement of any actual, out-of-pocket expenses, exclusive of the cost of in-house staff time. Notwithstanding the foregoing, in the event that a party is or anticipates becoming a party to litigation, this 4.10 or any other provision of this Agreement shall not be construed to require such party to provide information to the other which could prevent such party from making a bona fide claim of attorney/client privilege or such other privileges as may be applicable with respect to such information.

(b) Neither party shall intentionally dispose of or destroy any of the records of Seller in its possession except in conformity with the procedures set forth in this section. If a party wishes to dispose of or destroy any of such records, it shall first give thirty (30) days prior written notice to the other party of the action it intends to take, and the other party shall have the right, at its option and expense, upon prior written notice to the notifying party within such 30-day period, to take possession of such affected records within 30 days after the date of the notice of intent to take possession.

(c) Each party shall exercise reasonable care in the care, custody and maintenance of the records of Seller in its possession. A party shall be responsible for actual damage caused to the other party only as a result of its negligence or intentionally wrongful act in maintaining the records. Neither party shall have liability to the other party or any other person as a consequence of the non-existence of any record or such party's inability to locate any record unless the loss or destruction of the record is proven, by clear and convincing affirmative evidence, to have been due to the allegedly possessing party's negligence or intentional act.

     4.11     Addresses, Mail and Deliveries

      Purchaser shall have the right to receive and open for inspection all mail and deliveries addressed to any address to the names of "ATEC Associates, Inc.," "ATEC" or otherwise reasonably appearing from the outside to contain Purchased Assets or documents which would customarily be received by the owner of the Purchased Assets. Purchaser shall have the right to receive and open for inspection all mail and deliveries delivered to its premises (including the premises assumed hereunder) addressed to "American Testing and Engineering Corporation" or any person who was an employee or former employee of Seller unless it is clear from the envelope that the contents belong to Seller or are personal in nature. Purchaser and Seller shall each use their best efforts to avoid opening mail or deliveries which rightfully belongs to the other and shall turn over to the other any property, including checks or money, belonging to the other within twenty-four hours after determining its rightful ownership. Purchaser shall have the exclusive right to apply for change of address, change of telephone numbers or location of telephone numbers applicable to the purchased names or Purchased Assets (this shall not include change of address relating to the name "American Testing and Engineering Corporation"). Seller agrees to execute and return to Purchaser within three days after receipt thereof such assignment or consent forms as Purchaser requests to effect such changes of address, telephone number location or telephone numbers.

     4.12     Access and Cooperation for Due Diligence

      Subject to the Confidentiality Agreement between Seller and Purchaser, Seller shall make available to Purchaser's representatives any and all information as Purchaser may request to enable Purchaser to exercise due diligence in determining whether this transaction is a prudent investment for Purchaser and its shareholders, including reasonable access to all of the properties, books, contracts, records and operations of Seller and shall furnish Purchaser with all information, including copies of books, contracts and records, concerning the Purchased Assets, which Purchaser may reasonably request.

(a) With respect to the Customer Contracts, the customer list and order backlog set forth in subparagraphs 1.01(a)(4) and
(11), Seller agrees that representatives of Purchaser may contact, or be present when Seller's representatives contact, such customers for the purpose of performing due diligence inquiries, provided, however that all such contacts shall be subject to the protective procedures outlined in this section and the Confidentiality Agreement. Purchaser shall advise Seller before making any contact with a customer. One or more representatives designated by Seller for such purpose shall be
present during any such contact to assist and monitor such contacts. Without the express written permission of the other party, during such contacts, neither party shall reveal the identity of Purchaser, any of the terms of this Agreement nor the fact that the transaction is in prospect of occurring.

(b) Subject to the Confidentiality Agreement, Purchaser shall have the right to interview employees of Seller as necessary to verify the order backlog, customer relationships and future prospects, liabilities, technical and administrative systems and employee capabilities and attitudes.

     4.13     Corrective Services by Purchaser

      As part of the purchase price (1.01(b)(2)), Purchaser agrees to provide Seller up to three hundred thousand dollars ($300,000.00) worth of in-kind corrective action services to assist in resolving claims made against Seller, Mr. Mann or Purchaser for Seller's acts, omissions or contractual performance prior to Effective Time or to correct a deficiency in services performed by Seller prior to the Effective Time necessary to preserve a customer relationship. Such services shall be valued at Purchaser's Standard Rates as set forth in 4.23. If the value of the corrective services for any one occurrence provided exceeds ten thousand dollars ($10,000), Purchaser shall provide Seller prompt written notice. Such services shall not be subject to the Indemnified Claim threshold or the Indemnitee Deductible.

     4.14     Related Agreements

      Seller, Mr. Mann and Purchaser each agree to execute and deliver at Closing the Related Agreements referenced in 7.01.

     4.15     Assignment of Agreements -  Benefits  of
              Ownership  to  be  Provided  Where  Assignment  or
              Novation Not Possible

(a) Seller shall use its best efforts to attempt to secure (and to assist Purchaser in securing) all consents and approvals required to effect the assignment of the Customer Contracts and other agreements to be transferred to Purchaser hereunder or under the Assumption Agreement. Use of best efforts shall not require Seller to pay funds to third parties for their agreement to provide such a consent. Seller agrees that, upon the written request of Purchaser, it will execute and return to Purchaser each and every assignment, consent to assignment or novation, or other document necessary to effect the transfer or execution of any Customer Contract or other contract, asset or benefit to be conveyed hereunder within two (2) business days after receipt of such document. Seller's covenant in this regard shall be absolute and not subject to any right of non-performance for any reason, including breach by Purchaser, and Seller expressly
acknowledges and agrees: (i) that this covenant is of critical importance to Purchaser; (ii) that its breach will cause Purchaser irreparable harm for which money damages alone will be difficult of ascertainment and inadequate; and (iii) that in the event of a breach hereof, Purchaser shall be entitled to immediate equitable relief in the form of an emergency, summary injunction or decree for specific performance without any requirement for the posting of any bond or undertaking.

(b) Seller agrees that, as of the Closing Date, it will designate one or more persons who will be authorized after Closing to execute assignments, consents to assignment or novation and other documents necessary to effect the transfer of contracts, the Purchased Assets or the benefits thereof to Purchaser in cases where such documents, in addition to those executed and delivered at Closing, are required by a customer or other third party to effect the transfer or confer the benefit. Seller shall provide such persons, at Purchaser's cost, a corporate seal of Seller to be used only for the purpose of executing transfer documents. Seller will promptly notify Purchaser in writing of any changes from time to time in the identity of the persons so authorized. If the persons appointed under this section are employees of Purchaser or its affiliate, Purchaser shall indemnify Seller pursuant to 1.03 for any damage caused to Seller as a result of such appointed persons acts or omissions.

(c) With respect to any Customer Contract or Assumed Liability to be conveyed hereunder to which Seller and Purchaser are not able to obtain a consent to assign or novate or which are otherwise not capable of assignment or novation, Purchaser shall nevertheless be deemed to be entitled to all beneficial interest in such Customer Contract or Assumed Liability as against Seller, and Seller shall use its best efforts to: (i) subcontract such Customer Contract or Assumed Liability to Purchaser on the same terms and conditions as the original (except that Seller shall retain all pre-closing liability as provided in 1.02 except as assumed as an Assumed Liability); and/or (ii) cooperate in any reasonable and lawful arrangement to provide to the Purchaser all the benefits of such Customer Contract or Assumed Liability, such as (but not limited to) re-hiring such of Purchaser's employees on a part-time, temporary basis as are necessary to perform such contractual obligations on Purchaser's behalf, provided Purchaser pays all Seller's direct costs and expenses associated with such re-hiring and work and assumes and indemnifies Seller against all costs and liability associated with such re-hiring and performance of services. Similarly, Purchaser shall cooperate with Seller to ensure that Seller receives the benefit of the assumption of the Assumed Liabilities by Purchaser.

               4.16     Department of Defense Agreement

(a) Seller has provided Purchaser with information regarding a certain agreement being negotiated with the U.S. Department of
Defense ("DOD Agreement") a provision of which would require Purchaser to agree to be bound by the DOD Agreement. It is the mutual understanding and intent of the parties that (i) Seller and Mr. Mann will execute and deliver to the Department of Defense ("DOD") such documents as are necessary to assure that Seller and Mr. Mann will no longer be actively engaged in the environmental consulting and geo-technical consulting business and that upon receiving such assurances, the DOD will not require Seller to enter into the DOD Agreement; (ii) Purchaser will not be required to, and will not enter into any agreement with the DOD regarding this matter; and (iii) upon taking these actions, the matter will be concluded on a basis satisfactory to both parties. If such disposition can not be effected, the parties agree to negotiate in good faith with each other to achieve a mutually satisfactory and equitable resolution of this matter. If agreement can not be achieved, this matter shall be resolved pursuant to the dispute resolution provisions set forth in 10.15 of this Agreement.

     4.17     Use of Proceeds to Pay Debts and Obligations

      Seller shall use all proceeds received by it from the sale of the Purchased Assets and the Related Agreements for the prompt discharge of all of Seller's liabilities as they become due, except for the Assumed Liabilities.

     4.18    Retention of Health Plan Administrator  -
             Notice to Employees

(a) Purchaser shall be responsible for paying the costs associated with Seller's health plan and plan administration only to the extent such costs are assumed as Assumed Liabilities. For a period of not less than one hundred twenty (120) days after Closing, the Seller shall maintain in place its employee health insurance plan administrator for the purpose of processing claims for services performed under the plan prior to Closing. Seller shall provide a notice by mail to all persons who were covered by the plan on the Closing Date or within one year prior to the Closing Date of the fact that the plan is being terminated, that all claims must be filed within the ninety day period following Closing or be waived and that Seller (and not Purchaser) is responsible for all medical claims of Seller's employees. Purchaser shall fund payments in connection therewith against the pooled reserve described in 4.21(b), up to the unconsumed balance of the reserve, on a basis which will allow Seller to timely and efficiently pay such claims and related costs.

(b) "Costs associated with Seller's health plan" include COBRA coverage and notice obligations (and any penalties or assessments arising therefrom) accruing: (i) prior to the Effective Time for

Seller's employees (and their dependents) who are hired by Purchaser; or (ii) prior to or after the Effective Time for Seller's employees (and their dependents) who not hired by
Purchaser. Upon Seller's termination of its health plan, Purchaser agrees to perform, without charge, any of Seller's residual COBRA notice and administrative responsibilities (except those related to the employees of any Affiliate or their dependents) after the Effective Time. This assumption of administrative services shall not shift the liability for costs associated with Seller's health plan. Seller agrees that any information provided to Purchaser in connection with Purchaser's performance of COBRA administration for Seller as provided in this section will be accurate. Purchaser agrees to exercise due care in carrying out its responsibilities to Seller under this section.

     4.19     Transition of Workers' Compensation

     Seller has represented to Purchaser in Schedule 2.08(a) that its workers' compensation plan is an occurrence form insurance policy with the Aetna Insurance Company. Under such plan, Aetna will be required to provide coverage and claims handling for all of Seller's workers' compensation claims. Purchaser shall fund the deductible and/or self-insured retention portion of claims and the administrative expenses under such policy from the pooled reserve described in 4.21 up to the unconsumed balance of the reserve, on a basis which will allow Seller to timely pay such expenses and comply with the terms and conditions of the policy, the applicable administration agreement and applicable law.

     4.20     Disposal of Hazardous Materials - Lab Samples

      Except to the extent that Purchaser expressly assumes responsibility therefor as Assumed Liabilities and reserves or expenses for the costs thereof are recorded on the Closing Balance Sheet and except for unused laboratory chemicals or other commercially packaged supplies used in Seller's business, Seller at its sole cost shall, prior to the Closing, dispose of:

     (a)    all  hazardous  substances  (as  defined  in   2.19),
     pollutants, contaminants, petroleum wastes and asbestos-containing materials which are in its possession or for which it has responsibility; and

     (b)   all  laboratory samples upon which analysis  has  been
     completed  except  those  for  which  Seller  is   under   a
     contractual or other obligation imposed by law to retain custody.

     4.21     Reserves and Allowances

      (a)   To the extent such reserves or allowances are assumed
as Assumed Liabilities, Purchaser shall be obligated to make payments or reimbursements to or on behalf of Seller for amounts recorded on Seller's Closing Balance Sheet as reserves or allowances for anticipated expenses or liabilities. Such payments shall be paid by Purchaser up to the recorded amount of the reserve or allowance upon presentation of vendor invoices or proof of payment approved in writing by Mr. Mann or by a person designated by Mr. Mann in writing as authorized to submit invoices for such purpose on Seller's behalf. Purchaser shall have no liability to Seller or Mr. Mann as a result of paying any expense so approved. Purchaser's payment or reimbursement of expenses covered by Seller's reserves or allowances which are Assumed Liabilities shall not be construed as any indication whatsoever that Purchaser has assumed liability for Seller's debts, liabilities or administrative responsibility, either for the specific class covered by such reserve or in general, beyond the amount of the recorded reserve except as such are themselves assumed specifically as Assumed Liabilities.

      (b)   The  specific  reserves or allowances  set  forth  on
Schedule 4.21 (which shall not include the reserve for bad debts and uncollectible accounts receivable and work in process) shall be treated by Purchaser and Seller as a pooled reserve account, and the total amount of all such reserves shall be combined and available for all purposes for which any of the reserves was available, including the purpose of covering expenses or liabilities associated with claims against Seller. The unconsumed balance of the pooled reserve account shall be refunded to Seller in accordance with 1.01(b)(2).

     4.22     Reporting of Changes, Breaches and Status

      Seller shall promptly advise Purchaser in writing prior to Closing of (i) the occurrence of any event which renders any of the representations or warranties set forth herein inaccurate in any material respect, and (ii) the failure of Seller or Mr. Mann to comply with or accomplish any of the covenants or agreements set forth herein in any material respect. Seller shall also provide Purchaser, promptly on becoming available, copies of all operating and financial reports prepared by or for Seller with respect to the business or operations of Seller.

     4.23     Purchaser's Standard Rates

      Whenever any goods or services are provided or procured by Purchaser under any covenant of Purchaser hereunder to do so or to correct or remedy Seller's breach, default, or deficiency of performance under any representation, warranty, or covenant of this Agreement, such goods or services shall be valued at Purchaser's Standard Rates. "Purchaser's Standard Rates" means the rate which Purchaser would charge an ordinary commercial
customer for the particular class of services being performed or the retail market price for goods supplied. Such rates shall not exceed the rates which similar firms would charge for such goods or services in the location in which they are being delivered.

     4.24     Security for Purchaser's Payment Obligations

       As   security   for  Purchaser's  payment  and   indemnity
obligations under this Agreement and the Related Agreements which fall due after Effective Time, Purchaser agrees to:

(a) Deliver to Seller at Closing a conditional, irrevocable bank letter of credit on a bank chartered under the laws of the United States in the amount of five hundred thousand dollars ($500,000) payable on or before the fourth anniversary of Closing (the "Letter of Credit"). The condition on drawing funds against such letter of credit shall be that Purchaser has breached this Agreement or a Related Agreement by failing to make a payment when due under this Agreement or a Related Agreement (after notice and opportunity to cure as provided therein). Purchaser's non-payment due to its exercise of set-off rights in accordance with the provisions of 1.04 shall not constitute a breach for non-payment.

(b)   Execute  and deliver a Security Agreement in  the  form  of
Exhibit 7.01(h).

     4.25     Insurance after Closing

      Prior to the Closing, Seller shall procure a three (3) year extended reporting period under each of its pre-Closing insurance policies which were written on a claims made basis or procured other policies of equal coverage covering such three (3) year period in order to ensure coverage for a three year period against Seller's professional and other acts, omissions and negligence. Such insurance shall have limits of not less than $2,000,000 per occurrence and $5,000,000 in the aggregate with a deductible not to exceed $250,000. Purchaser shall be named as an additional insured under such policy(ies). On or before the date hereof, Seller has provided Purchaser a copy of each policy which was in effect as of the date of this Agreement. At Closing, Seller shall deliver certificates evidencing the insurance required by this section and a copy of each such policy.

     4.26     Hart-Scott-Rodino Filing

      After reviewing relevant facts regarding Purchaser and Seller and their operations, including Seller's audited financial statements warranted under 2.03(a) and Purchaser's audited financial statements, the parties have determined that no notification relative to this Agreement and the transactions contemplated herein is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     4.27     Successor Payroll Issues

      Purchaser  shall be the successor employer  to  Seller  for
purposes of post-Closing FICA taxes and reporting, FUTA taxes and reporting, and corresponding state payroll laws and regulations. Purchaser agrees to perform the obligations of a successor employer for such taxes and reporting purposes and will indemnify, defend and hold Seller, the Affiliates and their successors harmless from and against any and all liabilities or obligations arising out of Purchaser's election to be treated as a successor employer for such purposes or its failure to perform or properly perform all of Purchaser's obligations as a successor employer of Seller for the purposes set forth in this section, including but not limited to completing accurately and completely all Forms 941, 940, W-2 and W-3 related to obligations accruing after Closing required of Purchaser in its status as successor employer. Seller shall perform such obligations for pre-Closing accruals. This section shall not be construed to imply that Purchaser is liable as a successor employer or otherwise as a successor to Seller for any purpose except for the limited purposes set forth in this section.



            V.  CONDITIONS PRECEDENT TO SELLER'S AND
                     MR. MANN'S OBLIGATIONS

      The obligation of Seller and Mr. Mann to close and to perform the covenants and actions required of them on the Closing
Date shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions precedent:

     5.01     Truth of Representations and Warranties

     Purchaser's representations and warranties contained in this Agreement shall be true in all material respects at and as of the Closing Date.

     5.02     Performance

      Purchaser shall have performed and complied in all material respects with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing
Date.

     5.03     Documents

      Purchaser shall provide to Seller all of the documents and shall perform such acts as are prescribed in Section 8.03 or elsewhere in this Agreement.

     5.04     Authorization

      Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required
for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in effect on the Closing Date.

     5.05     Absence of Suit

      No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened against Purchaser, Seller or Mr. Mann or any of the officers or directors of any of them, and no investigation by any governmental or regulatory authority shall have been commenced, against Purchaser, Seller or Mr. Mann or any affiliate, seeking to restrain, prevent or change the transactions contemplated hereby or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

     5.06     Payment of Purchase Price

       Purchaser   shall  have  tendered  the  cash   and   other
consideration  required to be paid or delivered at closing  under
Section 1.01(b) or otherwise in amounts not less than such amounts.

     5.07     Assumption of Liabilities

      The Purchaser shall have executed and delivered to Seller and Mr. Mann an Assumption Agreement providing for the assumption by the Purchaser of the Assumed Liabilities.

     5.08     Execution of Related Agreements

      The Purchaser shall have executed and delivered to Seller and Mr. Mann each Related Agreement referenced in 7.01.

     5.09     Opinion of Counsel

      Purchaser shall have delivered to the Seller and Mr. Mann before Closing the opinion of counsel to Purchaser, satisfactory to counsel for the Seller.

     5.10     Receipt of Approvals, etc.

      All material approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

     5.11     Documents

      Seller shall have received all of the documents required to be delivered to it pursuant to Section 8.03 and elsewhere in this

Agreement. Purchaser shall have delivered to the Seller at or prior to the Closing such other documents (including certificates of officers of Purchaser) as the Seller may reasonably request in order to enable the Seller to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     5.12     Review of Proceedings

       All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of the counsel to Seller and Mr. Mann, and Purchaser shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

     5.13     No Governmental Action

      There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Seller or Mr. Mann, (a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Seller or Mr. Mann to consummate any of the transactions contemplated by this Agreement, (c) imposes material limitations on the ability of Seller or Mr. Mann effectively to exercise its or his rights hereunder or (d) otherwise prohibits, materially restricts, or delays consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to Seller or Mr. Mann of the transactions contemplated by this Agreement.

     5.14     Bond Release

      Purchaser shall have assumed as an Assumed Liability the obligation to assume and hold Seller and Mr. Mann harmless from all outstanding liability relative to those specific bonds and associated security obligations which Purchaser has assumed as Assumed Liabilities.

     5.15     Execution of Related Agreements

     Purchaser shall have executed and delivered to Seller or Mr.
Mann,  as appropriate, the Related Agreements referenced in  7.01 and shall have delivered the Letter of Credit.

      VI.  CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

      The obligation of the Purchaser to close and to perform the covenants and actions required of it on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing
Date of the following conditions precedent:

     6.01     Truth of Representations and Warranties

      Seller's representations and warranties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date.

     6.02     Performance

      As of the Closing, Seller, Mr. Mann and any other party (other than Purchaser) to any Related Agreement shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before the Closing Date by this Agreement or any of the Related Agreements.

     6.03     Absence of Suit

      No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened against Purchaser, Seller or Mr. Mann or any affiliate, associate, officer or director of any of them, and no investigation by any governmental or regulatory authority shall have been commenced, against Purchaser, Seller or Mr. Mann or any affiliate, associate, officer or director of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or challenging the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

     6.04     Receipt of Approvals, etc.

      All material approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

     6.05     Authorization

      Any consent, approval, authorization, order or filing with any court or governmental agency or administrative body required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in effect on the Closing Date.

     6.06     Documents

      Purchaser shall have received all of the documents required to be delivered to it pursuant to Section 8.02 and elsewhere in this Agreement. Seller shall have delivered to the Purchaser at or prior to the Closing such other documents (including
certificates of officers of Seller) as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

     6.07     Completion of Due Diligence Investigation

      Purchaser shall have completed its investigation of the Purchased Assets and business of Seller prior to the Closing Date with Purchaser's accountants, attorneys and officers having been afforded free access to perform due diligence investigations of the books, records and operations of Seller and interviews with Seller's sales and project management employees.

     6.08     Opinion of Counsel

      Seller shall have delivered to the Purchaser before Closing the opinion of counsel to Seller, satisfactory to counsel for the Purchaser.

     6.09     Review of Proceedings

       All actions, proceedings, instruments, and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of the counsel to the Purchaser, and Seller shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling him to pass upon such matters.

     6.10     No Governmental Action

      There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of the Purchaser,
(a) makes any of the transactions contemplated by this Agreement illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Agreement, (c) requires the divestiture by the Purchaser of any of the Purchased Assets or of a material portion of the business of the Purchaser and its subsidiaries taken as a whole, (d)
imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of the Purchased Assets or (e) otherwise prohibits, restricts, or delays
consummation of any of the transactions contemplated by this Agreement or impairs the contemplated benefits to the Purchaser of the transactions contemplated by this Agreement.

     6.11     Minimum Sales, Net Income, and Net Worth

     The percentages of Seller's gross revenues attributable to professional services which Purchaser would be precluded from performing by law, regulation or order or to WBE, Small Business Set Aside and other business-size or other class dependent contracts or subcontracts as disclosed in Section 2.12 shall not exceed such as Purchaser shall reasonably determine will materially negatively affect the future viability and profitability of the business associated with the Purchased Assets following Closing and the resulting ownership by Purchaser.

     6.12     Personnel

      The Purchaser shall have secured on terms acceptable to it, including in appropriate cases the securing of written employment agreements, the employment of such of Seller's key employees and a sufficient number of other employees as Purchaser shall reasonably determine are necessary to viably operate and maintain the business associated with the Purchased Assets, provided Purchaser has used its best efforts to secure such personnel.

     6.13     Execution of Related Agreements

      Seller or Mr. Mann, as applicable, shall have executed and delivered to Purchaser the Related Agreements referenced in 7.01.

     6.14     Purchaser's Obtaining of Financing

      Prior to Closing, Purchaser shall have been able to obtain sufficient bank or other financing to enable it to pay the consideration due under this Agreement and the Related
Agreements, to perform its obligations under the Assumed Liabilities and the other covenants and obligations of this Agreement and the Related Agreements and to retain sufficient working capital to operate its business after Closing, provided Purchaser has used its best efforts to obtain such financing.


                    VII.  RELATED AGREEMENTS

     7.01     Related Agreements

      The following related agreements (the "Related Agreements") shall be executed at Closing by the applicable parties:

(a) The Assumption Agreement, pursuant to which Purchaser shall agree to assume and pay the scheduled Assumed Liabilities.

(b)  The Master Equipment Lease Agreement under which Seller will
agree to lease to Purchaser for a term of six (6) years with an option to purchase at the end of such term, all of its fixed assets, including all field and office equipment, vehicles, furniture, fixtures and the like.

(c) Certain Premises Subleases covering each premises lease which Purchaser agrees to sublease from Seller.

(d)   The  Consulting  Services Agreement between  Mr.  Mann  and
Purchaser pursuant to which Mr. Mann will agree to provide transitional, technical and sales assistance to Purchaser for a period of five (5) years after Closing.

(e)   The  ATEC  Non-Competition  Agreement  between  Seller  and
Purchaser pursuant to which Seller will agree not to compete with Purchaser for a period of seven (7) years after Closing.

(f)   The  Mann  Non-Competition Agreement between Mr.  Mann  and
Purchaser  pursuant to which Mr. Mann will agree not  to  compete
Purchaser for a period of twenty (20) years after Closing.

(g)   The  WATEC  Non-Competition  Agreement  between  WATEC  and
Purchaser pursuant to which WATEC will agree not to compete with Purchaser for a period of two (2) years after closing.

(h)  The Security Agreement between Purchaser and Seller.


                         VIII.  CLOSING

     8.01     Closing, Closing Date and Effective Time

      The Closing of the transactions contemplated hereunder (the "Closing") shall take place on May 24, 1996 (the "Closing Date"). The effective time for the consummation of the transactions contemplated in this Agreement to occur "at Closing" or "on the Closing Date" shall be 12:00 a.m. EST on May 23, 1996 (the "Effective Time").

               8.02     Seller's Obligations at Closing

     At or prior to the Closing, Seller shall deliver or cause to be delivered to Purchaser, in form reasonably satisfactory to Purchaser, the following:

(a) A Bill of Sale and Assignment substantially in the form set forth in Exhibit 8.02(a), sufficient to effect and evidence the transfer, conveyance and delivery of the Purchased Assets.

(b)  An executed original of the Master Equipment Lease.

(c)  An executed original of each Premises Sublease.

(d)   A  release  and satisfaction (or agreement to  provide  the same) of each security interest, lien or encumbrance against any of the assets except those: (i) for which Purchaser has expressly assumed in full as an Assumed Liability either the obligation underlying such security interest or the responsibility for obtaining the release of such interest or (ii) to which Purchaser has expressly consented.

(e) Certificates of insurance naming Purchaser as an additional insured evidencing the three-year tail policy(ies) warranted under 2.17.

(f) A resolution of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and all Related Agreements by Seller. If shareholder approval is required for Seller to effect this sale and the other agreements hereof, proof of such approval shall accompany the resolution.

(g) All other schedules, certificates and other documents required by this Agreement to be delivered on or before Closing.

(h) At any time or times on or after the Closing, Seller and Mr. Mann shall execute, acknowledge, and deliver any and all further assurances, documents, and instruments reasonably requested by Purchaser in order to effectively convey the Purchased Assets and all ownership of such assets free and clear of encumbrances or title defects except as expressly authorized herein and shall take all other actions consistent with the terms of this Agreement that may reasonably be requested by Purchaser in order to effectuate the purposes and intent hereof.

     8.03     Purchaser's Obligations at Closing

     At Closing, Purchaser shall deliver or cause to be delivered to Seller and Mr. Mann, in form reasonably satisfactory to them, all documents and instruments required to be delivered by Purchaser to Seller or Mr. Mann by this Agreement and shall pay the Purchase price payable at Closing pursuant to Section 1.01(b)(1).

      In addition, at Closing Purchaser shall deliver or cause to be delivered to Seller:

(a) A resolution of the Board of Directors of Purchaser authorizing its execution, delivery and performance of this Agreement.

(b)  An executed original of the Assumption Agreement.

(c)  An executed original of the Consulting Services Agreement.

(d) An executed original of the ATEC Non-Competition Agreement between Seller and Purchaser.

(e) An executed original of the Mann Non-Competition Agreement between Purchaser and Mr. Mann.

(f) An executed original of the WATEC Non-Competition Agreement between Purchaser and WATEC.

(g)  The Letter of Credit.

(h)  An executed original of the Security Agreement.

(h) At any time or times on or after the Closing, Purchaser shall execute, acknowledge, and deliver any and all further assurances, documents, and instruments reasonably requested by Seller or Mr. Mann in order to effectively convey or assure payment for the Purchased Assets and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Seller in order to effectuate the purposes and intent hereof.


                        IX.  TERMINATION

     9.01     Termination

     This Agreement may be terminated at any time prior to the Closing Date:

(a) By Purchaser on the one hand or Seller and Mr. Mann acting jointly on the other hand if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the party other than the party seeking termination, and such breach has not been promptly cured.

(b)  By either Purchaser or Seller and Mr. Mann acting jointly if
(i) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to such transactions by any governmental entity which would make the consummation of the transactions contemplated hereunder illegal under the terms contemplated hereunder, or (ii) any investigation or litigation by a governmental entity shall have been commenced regarding the transactions contemplated by this Agreement.

(c) By Purchaser if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to its acquisition of the Purchased Assets by any governmental entity, which would prohibit Purchaser's
ownership or enjoyment of the benefits of all or a material portion of the Assets, or compel Purchaser to dispose of or hold separate all or a material portion of the Assets.

(d) By either party, if any condition, event or action has occurred or not occurred other than through the breach of an obligation hereof by a party, the occurrence or non-occurrence of which gives the party a right of termination or non-performance under any provision of this agreement.

     9.02     Effect of Termination

(a) In the event of termination of this Agreement by either Purchaser or Seller as provided in Section 9.01(b), (c) or (d), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, Seller, Mr. Mann or their respective officers or directors, except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements.

(b) If this Agreement is terminated pursuant to Section 9.01(a), the terminating party shall be entitled to all remedies available to it in law or at equity.


                       X.  MISCELLANEOUS

     10.01    Brokerage Fees

Neither the Purchaser, Seller nor Mr. Mann has consented to or authorized any broker, or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible individuals shall indemnify the other party(ies) against any loss or liabilities by reason of such broker's or finder's fees.

     10.02    Further Actions

     At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the transfer of the assets hereunder and the purposes of this Agreement.

     10.03    Availability of Equitable Remedies

     Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance without proof of irreparable injury or uniqueness of the assets to be conveyed.

     10.04    Survival

     Except as otherwise provided herein, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement, but not the conditions to Closing contained in Articles V and VI, shall survive the Closing and any delivery of the purchase price by the Purchaser irrespective of any investigation made by or on behalf of any party.

     10.05    Merger - Modification

     The Agreement and the exhibits, schedules and Related Agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party. Notwithstanding the foregoing, the Confidentiality Agreement dated April 30, 1996, between the parties shall not be superseded unless closing of this transaction occurs in fact and shall remain in effect if this Agreement is terminated.

     10.06    Notices

     All notices, elections, payments, reports or other correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when personally delivered, mailed by certified mail or delivered by a nationally recognized overnight express courier, postage fees prepaid, to the party to whom directed at the below specified addresses:

A.   If to Seller and/or Mr. Mann:

American Testing and Engineering Corporation
  and/or Mr. Gerald D. Mann
8653 Bash Street
Indianapolis, Indiana   46256-1202
Attn:  Mr. Gerald D. Mann, President

with a copy sent in one of the prescribed manners to:


John C. Stark, Esq.
Stark Doninger & Smith
50 South Meridian Street
Suite 700
Indianapolis, Indiana   46204

B.  If to Purchaser:

Mr. Morry F. Rubin, President
ATC Environmental Inc.
104 East 25th Street, 10th Floor
New York, NY  10010

with a copy sent in one of the prescribed manners to:

John Smith, Esq.
ATC Environmental Inc.
1515 East 10th Street
Sioux Falls, South Dakota   57103-1721


Any such notice shall be deemed given at the time of personal delivery, three days after deposit with the mail or one day following deposit with an overnight express courier. The address of a party may be changed in accordance with the notice provisions of this section.

     10.07    Waiver

     Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     10.08    Binding Effect

     The provisions of this Agreement shall be binding upon and inure to the benefit of Seller, the Purchaser, and their respective successors and assigns and Mr. Mann and his assigns, heirs, and personal representatives, and shall inure to the benefit of the indemnitees and their respective successors, assigns, heirs, and personal representatives.

     10.09    No Third-Party Beneficiaries

      This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.08).

     10.10    Separability

     If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances unless the result thereof would result in an unjust modification of the balance of rights and obligations hereunder.

     10.11    Headings

     The headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     10.12    Governing Law

     To the extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the state of Indiana without giving effect to conflict of laws. Each of the parties hereby consents to the jurisdiction of the courts of the state of Indiana, agrees to submit to service therefrom and waives any claim it may have as to forum non conveniens in connection with any action brought in the state of Indiana.

     10.13    Separate Counterparts

     This   Agreement  is  being executed  in  several  identical
counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

     10.14    Incorporation of Recitals, Exhibits and Schedules

     All   exhibits,  schedules and Related  Agreements  attached
hereto are incorporated herein by this reference and expressly made a part of this Agreement.

     10.15    Mediation and Arbitration

     In the event there shall arise any dispute or claim in law or equity arising out of this Agreement or any breach thereof or any resulting transaction between the parties under this Agreement, the parties agree that such dispute shall be first submitted to mediation in accordance with Rule 2 of the Indiana Rules of Alternative Dispute Resolution, as amended. If mediation does not result in an agreed disposition of the matter, then the dispute shall be resolved by binding arbitration in accordance with Rule 3 of the Indiana Rules of Alternative Dispute Resolution, as amended (Rule 3). The parties agree that unless prohibited by Rule 3, the dispute shall be submitted to and decided by one (1) neutral, law-trained arbitrator selected
in accordance with the selection procedures of Rule 3 at a location mutually agreed to in writing by the parties or if they cannot agree, at the office of Purchaser in Indianapolis, Indiana and conducted in accordance with Rule 3 and not by court action except as provided by Indiana law for judicial review of binding arbitration awards with appropriate recovery of costs, attorney's and arbitration fees being apportioned by the arbitrator. Judgment of the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall base his decision and award on proper application of Indiana law and shall not employ a decisional method of compromising proposals or "splitting down the middle."

     10.16    Non-Working Dates

     When any date on which payment or any other performance is due under this agreement falls on a Saturday, Sunday or national holiday, such payment or performance shall be due on the next business day following such date.

     10.17    Opportunity to Cure

     All parties to this Agreement shall be afforded a period of five (5) days following notice thereof to cure any alleged breach of this Agreement unless the loss threatened by such breach is of such gravity to require immediate action.


                 XI.  DEFINED WORDS AND PHRASES

     11.01    Convention for Definition of Terms

     Words used in this Agreement shall have their ordinary meaning unless specifically defined in this Agreement. Where a word or phrase appears in quotation marks within parentheses (whether or not listed in 11.02), the word or phrase in quotation marks shall have the meaning throughout this Agreement (unless a more limited scope is specified or is obvious from the context) defined by the definition immediately preceding and in apposition to the quoted word or phrase. Most (but not all) defined words or phrases are delineated as such by the use of capitalized first letters.

     IN   WITNESS  WHEREOF, the parties have duly  executed  this
Agreement as of the date set forth in the opening paragraph hereof.


ATC   ENVIRONMENTAL   INC.               AMERICAN   TESTING   AND
ENGINEERING                                  CORPORATION



By  /s/ Nicholas J. Malano           By    /s/ Gerald D. Mann
  ------------------------------     ----------------------------
  Nicholas J. Malino                 Gerald D. Mann
  Senior Vice President              President


Date: May 24, 1996                 Date: May 24, 1996
      -----------------------           ----------------------

                                       /s/ Gerald D. Mann
                                     ----------------------
                                     GERALD D. MANN


                                       /s/ Gerald D. Mann
                                     -----------------------
                                     Gerald D. Mann

                                             May 24, 1996
                                     Date:------------------




                                59